              INVESTMENT COMPANY ASSET PROTECTION PROFESSIONAL LIABILITY
                                   INSURANCE POLICY
                               JOINT INSUREDS AGREEMENT



THIS AGREEMENT is made as of December 31, 1995, by and among FBL Investment Advisory Services, Inc., FBL Marketing Services, Inc., FBL Money Market Fund, Inc., FBL Series Fund, Inc. and FBL Variable Insurance Series Fund (each sometimes referred to individually as the "Party" and all sometimes referred to collectively as the "Parties").

The Parties have acquired a joint Investment Company Asset Protection Professional Liability Insurance Policy issued by one of the Chubb Group of Insurance Companies (the "Policy"). This Policy provides coverage exclusively for the Parties.

The Parties want to provide for the allocation of the premium and a manner of allocating any proceeds received under this coverage.

The Parties therefore agree that:
     1. ALLOCATION OF PREMIUM. Each Party shall pay a portion of the annual Policy premium as agreed to in writing no less often than annually by all Parties and attached hereto as Exhibit A. These amounts have been determined by the broker based upon each Party's proportionate share of the premiums that would have been paid if such insurance coverage were purchased separately by the Parties.

     2.   ALLOCATION OF PROCEEDS, ADDITIONAL COVERAGE.

          (a) COMPUTATION OF PROCEEDS ON AN ANNUAL BASIS. In computing any allocation of proceeds under 4 and 5 hereunder, all losses during the Policy year (12:01 a.m. December 31st, through 12:01 a.m. the next succeeding December 31st) must be taken into consideration and any recovery received prior to the end of such Policy year will be subject to reallocation in the event there are later losses during such Policy year.

          (b) POSSIBLE PURCHASE OF ADDITIONAL COVERAGE. Any party that has been allocated proceeds during the Policy year may be requested to obtain and pay for additional coverage under the Policy for the protection of all the Parties against further losses during the Policy year. Such a request would be made by the Agent (see 5 hereunder) in its sole discretion. Relevant factors would include the amount of proceeds that was allocated to the Party, the amount of proceeds that was allocated to all Parties, the time remaining in the Policy year, and the amount of unallocated coverage remaining under the Policy.

     3. LOSS TO ONE PARTY. In the event of an insured loss to only one Party during a Policy year, the entire proceeds for that loss shall be allocated to the Party incurring such


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          loss.

     4.   LOSS TO MORE THAN ONE PARTY.

          (a)  INITIAL ALLOCATION.   For purposes of allocating the proceeds of
               coverage among the Parties, the following procedures shall be followed: Each Party involved in an insured loss during a Policy year shall receive a portion of the proceeds equal to the lesser of (i) the amount of that Party's loss, or (ii) an amount equal to the product of the limits multiplied by a fraction, the numerator of which is that Party's portion of the premium paid for the Policy year in question, and the denominator of which is the sum of the premiums paid for the Policy year in question by all the Parties involved in any insured loss during such Policy year.

          (b) SUBSEQUENT ALLOCATION. Any proceeds unallocated after the initial allocation shall be allocated by repeating the following procedure until all the proceeds are allocated. To each Party for which the loss was not covered by the prior allocation, there shall be allocated a portion of the unallocated proceeds equal to the lesser of (i) the amount of that Party's loss not covered by the prior allocation, or (ii) an amount equal to the unallocated proceeds multiplied by a fraction, the numerator of which is that Party's portion of the premium paid for the Policy year in question, and the denominator of which is the sum of the premium paid for the Policy year in question by all Parties for which the loss was not covered by the prior allocation.

     5. AGENT. FBL Investment Advisory Services, Inc. ("Adviser") is hereby appointed as the agent for all the Parties for the purpose of making, adjusting, receiving and enforcing payment of all claims and otherwise dealing with the Policy. Any expenses incurred by Adviser in its capacity as agent in connection with a claim shall be shared by the Parties in proportion to the proceeds received by the Parties for the loss. All other expenses incurred by Adviser in its capacity as agent shall be shared by the Parties in the same proportion as their portion of the total premium paid.

     6. MODIFICATION AND TERMINATION. This Agreement may be modified or amended from time to time by mutual written agreement among all Parties. It may be terminated with respect to any one Party by not less than 60 days' written notice to the other Parties which are still Parties to the agreement. It shall terminate with respect to any Party as of the date that Party ceases to be insured under the Policy; provided that such termination shall not affect that Party's rights and obligations hereunder with respect to any claims on behalf of that Party which are paid under the Policy after the date the Party ceases to be an insured under the Policy.

     7. FURTHER ASSURANCES. Each Party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Attest:                            FBL INVESTMENT ADVISORY SERVICES, INC.

/s/ Dennis M. Marker                         By:  /s/ Richard D. Warming
-----------------------------------------       --------------------------------
Its Secretary, Dennis M. Marker                       Richard D. Warming



Attest:                                      FBL MARKETING SERVICES, INC.

/s/ Dennis M. Marker                         By: /s/ Timothy J. Hoffman
-----------------------------------------       --------------------------------
Its Secretary, Dennis M. Marker                      Timothy J. Hoffman



Attest:                                      FBL MONEY MARKET FUND, INC.

/s/ Dennis M. Marker                         By: /s/ Edward M. Wiederstein
-----------------------------------------       --------------------------------
Its Assistant Secretary, Dennis M. Marker            Edward M. Wiederstein



Attest:                                      FBL SERIES FUND, INC.

/s/ Dennis M. Marker                         By: /s/ Edward M. Wiederstein
-----------------------------------------       --------------------------------
Its Assistant Secretary, Dennis M. Marker            Edward M. Wiederstein



Attest:                                      FBL VARIABLE INSURANCE SERIES FUND


/S/ Dennis M. Marker                         By: /S/ Edward M. Wiederstein
-----------------------------------------       --------------------------------
Its Assistant Secretary, Dennis M. Marker            Edward M. Wiederstein

February 15, 1998                     EXHIBIT A
                                        to the
                DO&EO Joint Insureds Agreement dated December 31, 1995

For Policy Period, 12:01 a.m., February 15, 1998, through 12:01 a.m., February 15, 2001.


Party                                              Premium         %
-----                                              -------       ------
FBL Investment Advisory Services, Inc.            21,182.00      50.62
FBL Marketing Services, Inc.                        7063.00      16.88
FBL Variable Insurance Series Fund                  5043.00      12.05
FBL Series Fund, Inc.                               7674.00      18.34
FBL Money Market Fund, Inc.                          884.00       2.11
                                                  ---------     ------
                                                  41,846.00     100.00


Attest:                                 FBL INVESTMENT ADVISORY SERVICES, INC.


/s/ Dennis M. Marker                    By:   /s/ William J. Oddy
---------------------------------          --------------------------------
Secretary:  Dennis M. Marker                      William J. Oddy

Attest:                                 FBL MARKETING SERVICES, INC.


/s/ Dennis M. Marker                    By:   /s/ Lynn E. Wilson
---------------------------------          --------------------------------
Secretary:  Dennis M. Marker                      Lynn E. Wilson


Attest:                                 FBL VARIABLE INSURANCE FUND


/s/ Richard D. Harris                   By:   /s/ Edward M. Wiederstein
---------------------------------          --------------------------------
Secretary: Richard D. Harris                      Edward M. Wiederstein

Attest:                                 FBL SERIES FUND, INC.


/s/ Richard D. Harris                   By:   /s/ Edward M. Wiederstein
---------------------------------          --------------------------------
Secretary: Richard D. Harris                      Edward M. Wiederstein

Attest:                                 FBL MONEY MARKET FUND,  INC.


/s/ Richard D. Harris                   By:   /s/ Edward M. Wiederstein
---------------------------------          --------------------------------
Secretary: Richard D. Harris                      Edward M. Wiederstein